Centennial America Fund L.P.
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule




1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 12/31/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  12/26/96                           .0001225
                  12/27/96                           .0001234
                  12/28/96                           .0001234
                  12/29/96                           .0001235
                  12/30/96                           .0001246
                  12/31/96                           .0001283
                  01/01/97                           .0001282
                                                     --------

                  Seven Day
                    Total:                           .0008739


         Current Yield:             $0.0008739/7 x 365  = 4.56%

                                                      365/7
         Effective Yield:           (.0008739 + 1)  - 1 = 4.66%